UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2007
Commission file number 1-11625
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)       Not applicable.
(b)       In connection with the appointment of a new Chief Financial Officer as described in Item 5.02(c) below, on January 30, 2007, Pentair, Inc. (the “Company”) and David D. Harrison, the Executive Vice President and Chief Financial Officer of Pentair, determined that Mr. Harrison will retire by the end of February 2007.
(c)       On January 30, 2007, the Company appointed John L. Stauch, age 42, to the position of Executive Vice President and Chief Financial Officer. His appointment as Chief Financial Officer will be effective in late February 2007 at the time of the retirement of Mr. Harrison. Prior to joining the Company, Mr. Stauch served as Chief Financial Officer of the Automation and Control Solutions group of Honeywell International Inc. (“Honeywell”) since 2005. Prior to that he was the Chief Financial Officer of the Sensing & Controls group of Honeywell (2004-2005), the Chief Financial Officer of the Automation and Control Products group of Honeywell (2002-2004) and the Chief Financial Officer and IT Director of PerkinElmer Optoelectronics (2000-2002). A copy of the press release that the Company issued on February 1, 2007 announcing such appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Mr. Stauch will participate in the usual compensation and benefit programs available to an executive officer of the Company. Under the terms of the Company’s Executive Officer Performance Plan, his target payout for cash bonus as a percent of salary will be 80%, and the range of potential payout as a percent of salary will be 0 — 160%. Mr. Stauch’s anticipated start date is February 12, 2007. In accordance with Pentair’s policy for granting long-term incentives under its Omnibus Stock Incentive Plan, the Company’s Compensation Committee will grant stock options and restricted stock to Mr. Stauch on the fifteen day of the month following his date of employment. The grant will consist of approximately 17,900 shares of restricted stock and 125,400 stock options (calculated assuming a stock price of $31.23). The actual number of shares and options granted will be determined by the Compensation Committee at the time of grant and will be valued based on the stock price at the close of business on the grant date. These awards are intended to compensate Mr. Stauch for awards previously made to him by his prior employer that are now not available to him and constitute his participation in the long-term compensation program for the Company’s executives in 2007, which grants are otherwise normally made in January of every year. These restricted shares and options will vest and become exercisable under the same terms and conditions as all other awards made by the Company under its Omnibus Stock Incentive Plan.
Mr. Stauch will also receive a Key Executive Employment and Severance Agreement (“KEESA”), which provides for contingent benefits in the event of a change in control of the Company (except in certain limited circumstances). Such benefits include:
a.	bonus awards for the year in question to be made under the Company’s Executive Officer Performance Plan;

b.	immediate vesting of all unvested stock options and termination of all restrictions on shares issued under the Omnibus Stock Incentive Plan;

c.	reimbursement of any excise taxes triggered by payments to the executive;

d.	the cost of an executive search agency;

e.	short-term replacement coverage for Company-provided group medical, dental and life insurance policies;

f.	amount of non-vested benefits under any of the Company’s tax-qualified deferred compensation plans;

g.	the accelerated accrual and vesting of benefits under the Company’s Supplemental Executive Retirement Plan; and

h.	severance pay equal to 250% of annual compensation for terminated employees; guaranteed salary, benefit and bonus levels for continuing employees for up to a two-year period.
The KEESA also requires the executive to devote his best efforts to the Company or its successor during the two-year period, to maintain the confidentiality of Company information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with the Company or its successor.

(d) Not applicable.
(e) The disclosures set forth in Item 5.02(c) above (other than the first paragraph) are incorporated by reference into this Item 5.02(e).
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Shell Company Transactions Not applicable.

(d)	Exhibits The following exhibits are provided as part of the information filed under Item 5.02 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated February 1, 2007 announcing the appointment of John L. Stauch to Executive Vice President and Chief Financial Officer of Pentair.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 2, 2006.

PENTAIR, INC. Registrant
By /s/ Louis L. Ainsworth
Louis L. Ainsworth
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated January 30, 2007

Exhibit
Number	Description
99.1	Pentair, Inc. press release dated February 1, 2007 announcing the appointment of John L. Stauch to Executive Vice President and Chief Financial Officer of Pentair.